Exhibit 10.1

[date]

[name]

[address]

Dear [name]:

Pursuant to Article 7 of the 2008 Long-Term Incentive Plan of Fossil, Inc. (the “Long- Term Incentive Plan”), and subject to the terms and conditions of the Long-Term Incentive Plan and the attached Stock Option Award Agreement, you have been granted a nonqualified stock option to purchase [number] shares (the “Option”) of Fossil stock as outlined below.

Granted To:
SSN/Global ID:
Grant Date:
Option Price per Share:
Total Cost to Exercise:
Expiration Date:

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Long-Term Incentive Plan.  I further acknowledge that this Option shall be subject to the Stock Option Award Agreement Standard Terms and Conditions, which are incorporated herein by reference, and the terms and conditions of this Option and the Plan.

Signature:	Date:

STOCK OPTION AWARD AGREEMENT

Standard Terms And Conditions

For Outside Directors

Fossil, Inc., a Delaware corporation (the “Company”) has adopted the Fossil, Inc. 2008 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) effective as of the Effective Date (as defined in the Long-Term Incentive Plan) with the objective of retaining Outside Directors (as defined in the Long-Term Incentive Plan), and rewarding them for making major contributions to the success of the Company and its Subsidiaries (as defined in the Long-Term Incentive Plan).

The Long-Term Incentive Plan provides that an Outside Director of the Company or its Subsidiaries (the “Optionee”) automatically shall be granted a nonqualified stock option, which shall consist of right to purchase a specified number of shares of common stock, par value $.01 per share (“Common Stock”), of the Company at an exercise price equal to Fair Market Value (as defined in the Long-Term Incentive Plan) of the Common Stock on the Grant Date.

In consideration of the premises, the terms and conditions set forth herein, the terms of the Stock Option Award Letter Agreement (the “Award Letter”) between the Company and the Optionee,  the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Grant of Award; Nonqualified Stock Options.  Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee an Award consisting of options (the “Options”) to purchase an aggregate of up to but not exceeding  the number of shares of Common Stock (the “Option Shares”) from the Company and at a price per share as set forth in the Award Letter (which is the Fair Market Value of the Common Stock on the Grant Date), such number of shares and such price per share being subject to adjustment from time to time as provided in Articles 12-14 of the Long-Term Incentive Plan.  The Options are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance issued thereunder, so that the Options shall be exempt from such requirements and this Agreement shall be interpreted to give effect to such intention; provided, however, that nothing contained herein shall be construed as a representation, guarantee or other undertaking on the part of the Company that the Options are or will be found to be exempt from and not subject to the requirements of Section 409A of the Code or any other regulations or guidance issued thereunder.  The Options shall not be treated as “incentive stock options” under Section 422 of the Code.

The grant of this Award to the Optionee shall not confer any right to such Optionee (or any other Optionee) to be granted any Option or Award in the future under the Long-Term Incentive Plan, even if options have been granted in the past.

2.    Option Period and Vesting.  Except as otherwise provided below, the Options granted pursuant to this agreement (the “Agreement”) may be exercised by the Optionee at any time during the ten (10) year period beginning on the Grant Date specified in the Award Letter (“Option Period”).  The Options shall vest and become exercisable in accordance with the following vesting schedule (it being understood that the right to purchase the Option Shares shall be cumulative, so that the Optionee may purchase on or after any anniversary and during the remainder of the Option Period that number of Option Shares which the Optionee was entitled to purchase but did not purchase during any preceding period or periods): (i) fifty percent (50%) of the Option Shares shall vest and become exercisable on the first anniversary of the Grant Date, provided that the Optionee is providing services to the Company or a Subsidiary on such date; (ii) an additional twenty-five percent (25%) of the Option Shares shall vest and become exercisable on the second anniversary of the Grant Date, provided that the Optionee is providing services to the Company or a Subsidiary on such date; and (iii) the remaining twenty-five percent (25%) of the Option Shares shall vest and become exercisable on the third anniversary of the Grant Date, provided that the Optionee is providing services to the Company or a Subsidiary on such date.

3.    Method of Exercise.  The Options granted pursuant to this Agreement may be exercised by the Optionee by giving written notice of exercise to the Secretary of the Company, which notice shall (i) state the number of Option Shares with respect to which such Options are being exercised and (ii) be accompanied by  a check, cash or money order payable to the Company in the full amount of the exercise price for such Options or, at the option of the Company, by means of a cashless exercise procedure through the use of a brokerage arrangement approved by the Company (or any combination of cash, check, money order or cashless exercise procedure).  Any shares of Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer to the Company or shall be accompanied by appropriate stock powers duly executed for transfer to the Company.  As promptly as practicable following the receipt of such written notification and payment, the Company shall electronically register one share of Common Stock in the Optionee’s name for each Option Share with respect to which the Options have been exercised.

4.    Termination of Service.  In the event that the Optionee incurs a Termination of Service (as defined in the Long-Term Incentive Plan) during the Option Period for any reason other than death, the Options granted pursuant to this Agreement shall terminate, except to the extent that they are vested on the date the Optionee incurs such Termination of Service.  To the extent that such Options are vested on the date that the Optionee incurs the Termination of Service for any reason other than death, such Options may be exercised by the Optionee during the twelve (12) month period beginning on such date but shall terminate and be of no further force or effect at the end of such period.

5.    Acceleration in Event of Death.  In the event that the Optionee incurs a Termination of Service during the Option Period by reason of death at a time when the Options granted pursuant hereto are still in force and unexpired, such unmatured Options shall be accelerated.  Such acceleration shall be effective as of the date of death of the Optionee, and each Option so accelerated may be exercised by the person or persons to whom the Optionee’s rights shall pass pursuant to Section 16.7 of the Long-Term Incentive Plan until 5 p.m. on the date immediately preceding the tenth (10th) anniversary of the Grant Date.

6.    Assignability.  The Options granted pursuant hereto shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.  Any attempt to do so contrary to the provisions hereof shall be null and void.   No assignment of the Options herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

7.    No Stockholder Rights and No Stock Certificates.  The Optionee shall have no rights as a stockholder of the Company with respect to the Option Shares unless and until such Option Shares shall have been electronically registered by the Company in the Optionee’s name.  Until such time, the Optionee shall not be entitled to dividends or distributions in respect of any Option Shares or to vote such shares on any matter submitted to the stockholders of the Company.  In addition, except as to adjustments that may from time to time be made by the Committee in accordance with the Long-Term Incentive Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any Option Shares for which the record date for such payment, distribution or grant is prior to the date upon which such Option Shares shall have been electronically registered by the Company in the Optionee’s name.

No stock certificate or certificates shall be issued with respect to any Option Shares unless, the

Optionee requests delivery of the certificate or certificates by submitting a written request to the Secretary of the Company requesting delivery of the certificate.  The Company shall deliver the certificates requested by the Optionee to the Optionee as soon as administratively practicable following the Company’s receipt of such request.

8.    Administration.  The Committee shall have the power to interpret the Long-Term Incentive Plan, the Notice of Grant and this Award, and to adopt such rules for the administration, interpretation, and application of the Long-Term Incentive Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Long-Term Incentive Plan or this Award.

9.    Tax Withholding.  The Company may make such provision as it may deem appropriate for the withholding of any taxes that it determines is required in connection with the Options granted pursuant to this Agreement.  However, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of such Options by electing to have the Company withhold a portion of the Option Shares or by delivering shares of Common Stock theretofore owned by the Optionee having a Fair Market Value on the date of exercise, as determined in accordance with Section 2.17 of the Long-Term Incentive Plan, equal to the amount required to be withheld or paid.  The Optionee must make the foregoing election on or before the date upon which the amount of the taxes to be withheld is determined. If the Optionee is subject to the short-swing profits recapture provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any such election shall be subject to such additional restrictions as may be imposed by the Committee to ensure that the satisfaction of withholding requirements by the withholding of a portion of the Option Shares or by delivery of shares of Common Stock theretofore owned by the Optionee shall be exempt from the short-swing profits recapture provisions of Section 16(b) of the Exchange Act.

10.    Restrictions and Related Representations. Upon the acquisition of any Option Shares pursuant to the exercise of the Options granted pursuant hereto, the Optionee may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, the Long-Term Incentive Plan or with this Agreement.  In addition, to the extent a certificate or certificates representing any Option Shares purchased upon the exercise of the Options are  issued, the certificate or certificates will be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

11.   Notices and Electronic Delivery.  Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unless the Company, in its sole discretion, decides to deliver any documents relating to the Option or future options that may be granted under the Long-Term Incentive Plan by electronic means to request the Optionee’s consent to participate in the Long-Term Incentive Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Long-Term Incentive Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  All notices of the exercise by the Optionee of the Options granted pursuant hereto shall be directed to Fossil, Inc., Attention: Secretary, at the Company’s then current address unless the Company, in writing or electronically, directs the Optionee otherwise.  Any notice given by the Company to the Optionee directed to him at his address on file with the Company, and shall be effective to bind any other person who shall acquire rights hereunder.  The Company shall be under no obligation whatsoever to advise or notify the Optionee of the existence, maturity or termination of any rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Long-Term Incentive Plan which may affect any of the Optionee’s rights or privileges hereunder.

12.   Scope of Certain Terms.  Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award may be assigned in accordance with the provisions of Paragraph 6 of this Agreement, the term “Optionee” shall be deemed to include such person or persons.  The term “Long-Term Incentive Plan” as used herein shall be deemed to include the Long-Term Incentive Plan and any subsequent amendments thereto, together with any administrative interpretations which have been adopted thereunder by the Committee pursuant to Section 3.3 of the Long-Term Incentive Plan.

13.  General Restrictions.  This Award is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14.  Adjustments for Changes in Capitalization.  In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Long-Term Incentive Plan, in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Long-Term Incentive Plan.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

15.  Precondition of Legality.  Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Options granted pursuant hereto, and that the Company will not be obligated to issue any Option Shares pursuant to this Agreement, if the exercise of the Options or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange or transaction quotation system.

16.   Governing Law.  The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, as provided in the Long-Term Incentive Plan.

17.   No Right to Continue Service.  Neither the granting of this Option, the exercise of any part hereof, nor any provision of the Long-Term Incentive Plan or this Award shall be construed to confer upon the Optionee the right to provide services to the Company or any Subsidiary, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Optionee at any time.

18.  Amendment.  This Award may be amended only by a writing executed by the Company and the Optionee which specifically states that it is amending this Award.  Notwithstanding the foregoing, this Award may be amended solely by the Committee by a writing which specifically states that it is amending this Award, so long as a copy of such amendment is delivered to the Optionee, and provided that no such amendment adversely affecting the rights of the Optionee hereunder may be made without the Optionee’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Optionee, the provisions of the Option or this Award in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Option which are then subject to restrictions as provided herein.

19.  Incorporation of the Long-Term Incentive Plan. This Agreement is subject to the Long-Term Incentive Plan, a copy of which has been furnished to the Optionee and for which the Optionee acknowledges receipt.  The terms and provisions of the Long-Term Incentive Plan are incorporated by reference herein. In the event of a conflict between any term or provision contained herein and a term or provision of the Long-Term Incentive Plan, the applicable terms and provisions of the Long-Term Incentive Plan shall govern and prevail.

20.   Severability.  If one or more of the provisions of this Award shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award to be construed so as to first apply the intent of this Award and the Long-Term Incentive Plan.

21.   Construction.  The Options are being granted pursuant to Article 7 of the Long-Term Incentive Plan and are subject to the terms of the Long-Term Incentive Plan.  A copy of the Long-Term Incentive Plan has been given to the Optionee, and additional copies of the Long-Term Incentive Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Award violates or is inconsistent with an express provision of the Long-Term Incentive Plan, the Long-Term Incentive Plan provision shall govern and any inconsistent provision in this Award shall be of no force or effect.